Exhibit 15.1

May 15, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Petróleos Mexicanos, Subsidiary Entities and Subsidiary Companies (“PEMEX”) and, under the date of April 30, 2013, we reported on the consolidated financial statements of PEMEX as of December 31, 2012 and 2011, and January 1, 2011, and for the years ended December 31, 2012 and 2011. On October 8, 2013, we were notified that Petróleos Mexicanos engaged Castillo Miranda y Compañía, S.C. (“BDO Mexico”) as its principal accountants for the year ending December 31, 2013 and that the auditor-client relationship with KPMG Cárdenas Dosal, S.C. will cease upon completion of the limited review of PEMEX’s unaudited interim consolidated financial statements as of and for the three-month and nine-month periods ending September 30, 2013. On November 15, 2013, we completed our limited review and the auditor-client relationship ceased. We have read Petróleos Mexicanos’ statements included under Item 16-F of its Form 20-F dated May 15, 2014, and we agree with such statements, except that: (i) we are not in a position to agree or disagree with Petróleos Mexicanos’ stated reason for changing principal accountants, and, (ii) we are not in a position to agree or disagree with Petróleos Mexicanos’ statement that BDO Mexico was not consulted regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or (ii) the type of audit opinion that might be rendered on PEMEX’s consolidated financial statements, or (iii) whether there were any matters that were either the subject of disagreement or “reportable event”, and (iv) that no written report or oral advice was provided that BDO Mexico concluded was an important factor considered by Petróleos Mexicanos in reaching a decision as to the accounting, auditing or financial reporting issue.

Very truly yours,

KPMG Cárdenas Dosal, S.C.

/s/ JOSÉ GILBERTO ALFARO SERVÍN

José Gilberto Alfaro Servín